UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 6, 2022

Commission file number: 000-28837

Idaho Strategic Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (208) 625-9001

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	IDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 6, 2022, Idaho Strategic Resources, Inc. (the “Company”) approved one-time equity awards of performance-based stock options pursuant to the Company’s 2014 Stock Option Plan to employees, executive officers and directors of the Company, to further incentivize employees to enhance stockholder value over the long-term.

The Company granted a total of 180,000 options to employees, directors, and officers. The Company granted fifty-four (54) employees 3,000 options each. All options are exercisable for a period of 3 years from their grant date (September 6, 2022) and are exercisable at a price of $5.25 per share, the closing price of the shares on September 6, 2022, as quoted on the NYSE American exchange.

Director, President and CEO John Swallow was granted 3,000 options, exercisable for a period of three (3) years at a price of $5.77 per share. Director and Vice President Grant Brackebusch, Director Kevin Shiell, Director Richard Beaven, Vice President of Exploration Rob Morgan, and Corporate Secretary Monique Hayes, were each granted 3,000 options, exercisable for a period of three (3) years at a price of $5.25 per share.

The Company’s President and Chief Executive Officer forfeited a total of 21,429 options that were exercisable at a price of $5.60 per share to create additional room in the Company’s stock option plan for grants to employees. Such options were retired and made available under the Company’s 2014 Equity Incentive Plan. All options vest immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDAHO STRATEGIC RESOURCES, INC.

By:	/s/ John Swallow
John Swallow
Its:	President & CEO
Date: September 7, 2022

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